UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the registrant ☒
Filed by a party other than the registrant ☐
Check the appropriate box:
☐	Preliminary proxy statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

FRANKLIN CREDIT MANAGEMENT CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of filing fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
(2) Form, schedule or registration statement no.:
(3) Filing party:
(4) Date filed:

FRANKLIN CREDIT MANAGEMENT CORPORATION
101 Hudson Street
Jersey City, New Jersey 07302

May 1, 2006

To Our Stockholders:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Franklin Credit Management Corporation (the “Company”), which will be held at the corporate offices of the Company, located at 101 Hudson Street, 25th floor, Jersey City, New Jersey on Thursday, May 24, 2006, at 10:00 A.M., Eastern Daylight Time.

The Notice of Annual Meeting and Proxy Statement covering the formal business to be conducted at the Annual Meeting follow this letter and are accompanied by the Company’s Annual Report for the fiscal year ended December 31, 2005.

We hope you will attend the Annual Meeting in person. Whether or not you plan to attend, please complete, sign, date and return the enclosed proxy promptly in the accompanying reply envelope to assure that your shares are represented at the meeting.

Sincerely yours,

/s/ Thomas J. Axon
THOMAS J. AXON
Chairman

FRANKLIN CREDIT MANAGEMENT CORPORATION
101 Hudson Street
Jersey City, New Jersey 07302
(201) 604-1800

NOTICE OF 2006 Annual Meeting OF STOCKHOLDERS
May 24, 2006

Notice is hereby given that the Annual Meeting of Stockholders of Franklin Credit Management Corporation (the “Company”) will be held at the corporate offices of the Company, located at 101 Hudson Street 25th floor, Jersey City, New Jersey, at 10:00 A.M., Eastern Daylight Time, on Thursday, May 24, 2006 for the following purposes:

1.	to elect three directors to Class 1 of the Company’s Board of Directors;

2.	to approve the Company’s 2006 Stock Incentive Plan;

3.	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

4.	to transact such other business as may be properly brought before the meeting and any adjournment or postponement thereof.

The Board of Directors unanimously recommends that you vote FOR the election of all three nominees as Class 1 Directors, FOR the approval of the 2006 Stock Incentive Plan and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

Stockholders of record at the close of business on April 10, 2006 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

Whether or not you plan to attend the Annual Meeting in person, please complete, sign, date and return the enclosed proxy in the reply envelope provided which requires no postage if mailed in the United States. Stockholders attending the Annual Meeting may vote in person even if they have returned a proxy. By promptly returning your proxy, you will greatly assist us in preparing for the Annual Meeting.

By Order of the Board of Directors,

/s/ Thomas J. Axon

THOMAS J. AXON
Chairman

Jersey City, New Jersey
May 1, 2006

FRANKLIN CREDIT MANAGEMENT CORPORATION
101 Hudson Street
Jersey City, New Jersey 07302
(201) 604-1800

PROXY STATEMENT FOR
2006 Annual Meeting OF STOCKHOLDERS
To Be Held May 24, 2006

General Information

This Proxy Statement and the enclosed form of proxy are being furnished, commencing on or about May 1, 2006, in connection with the solicitation of proxies in the enclosed form by the Board of Directors of Franklin Credit Management Corporation, a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders (“Stockholders”) of the Company (the “Annual Meeting”). The Annual Meeting will be held at the corporate offices of the Company, located at 101 Hudson Street, 25th floor, Jersey City, New Jersey, at 10:00 A.M., Eastern Daylight Time, on Thursday, May 24, 2006, and at any adjournment or postponement thereof, for the purposes set forth in the foregoing Notice of 2006 Annual Meeting of Stockholders.

The annual report of the Company, containing financial statements of the Company as of December 31, 2005, and for the year then ended (the “Annual Report”), has been delivered to you or is included with this proxy statement.

A list of the Stockholders entitled to vote at the Annual Meeting will be available for examination by Stockholders during ordinary business hours for a period of ten days prior to the Annual Meeting at the Company’s offices on the 25th floor of 101 Hudson Street, Jersey City, New Jersey. A Stockholder list will also be available for examination at the Annual Meeting.

If you are unable to attend the Annual Meeting, you may vote by proxy on any matter to come before that meeting. The enclosed proxy is being solicited by the Board of Directors. Any proxy given pursuant to such solicitation and received in time for the Annual Meeting will be voted as specified in such proxy. If no instructions are given, proxies will be voted (i) FOR the election as Directors of the three nominees named below under the caption “Election of Directors” to Class 1 of the Board of Directors, (ii) FOR the approval of the Franklin Credit Management Corporation 2006 Stock Incentive Plan (the “2006 Stock Incentive Plan”), (iii) FOR the ratification of the appointment of Deloitte & Touche LLP (“D&T”) as independent registered public accounting firm for the Company’s fiscal year ending December 31, 2006, and (iv) in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the Annual Meeting. Attendance in person at the Annual Meeting will not of itself revoke a proxy; however, any Stockholder who does attend the Annual Meeting may revoke a proxy orally and vote in person. Proxies may be revoked at any time before they are voted by timely submitting a properly executed proxy with a later date or by sending a written notice of revocation to the Secretary of the Company at the Company’s principal executive offices.

This Proxy Statement and the accompanying form of proxy are being mailed to Stockholders of the Company on or about May 1, 2006.

Following the original mailing of proxy solicitation material, executive and other employees of the Company and professional proxy solicitors may solicit proxies by mail, telephone, telegraph and personal interview. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries who are record holders of the Common Stock to forward proxy solicitation material to the beneficial owners of such stock, and the Company may reimburse such record holders for their reasonable expenses incurred in such forwarding. The cost of soliciting proxies in the enclosed form will be borne by the Company.

The Board of Directors unanimously recommends that you vote FOR the election of the three nominees named below under the caption “Election of Directors” to Class 1 of the Board of Directors, FOR the approval of the 2006 Stock Incentive Plan and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

Voting of Shares

The holders of one-half of the outstanding shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business. Shares represented by proxies that are marked “abstain” will be counted as shares present for purposes of determining the presence of a quorum on all matters. Brokers holding shares for beneficial owners in “street name” must vote those shares according to specific instructions they receive from the owners of such shares. If instructions are not received, brokers may vote the shares, in their discretion, depending on the type of proposals involved. “Broker non-votes” result when brokers are precluded from exercising their discretion on certain types of proposals. Brokers do not have discretionary authority to vote on the proposal for approval of the 2006 Stock Incentive Plan, but do have discretionary authority to vote on all of the other proposals being submitted hereby to the Stockholders. Shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares entitled to vote at the Annual Meeting on those matters as to which authority to vote is withheld by the broker.

The election of each nominee for Director requires a plurality of votes cast. Accordingly, abstentions and Broker non-votes will not affect the outcome of the election; votes that are withheld will be excluded entirely from the vote and will have no effect. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote is required for approval of the 2006 Stock Incentive Plan and ratification of the appointment of the independent registered public accounting firm. On these matters the abstentions will have the same effect as a negative vote. Because Broker non-votes will not be treated as shares that are present and entitled to vote with respect to a specific proposal, a Broker non-vote will have no effect on the outcome. Proxies solicited by the Board of Directors will be voted FOR the election of the three nominees named below under the caption “Election of Directors” to Class 1 of the Board of Directors, FOR the approval of the 2006 Stock Incentive Plan and FOR the ratification of the appointment of D&T as independent registered public accounting firm for the Company’s fiscal year ending December 31, 2006, unless Stockholders specify otherwise.

The Company will appoint an inspector to act at the Annual Meeting who will: (1) ascertain the number of shares outstanding and the voting powers of each; (2) determine the shares represented at the Annual Meeting and the validity of the proxies and ballots; (3) count all votes and ballots; (4) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determinations by such inspector; and (5) certify his determination of the number of shares represented at the Annual Meeting and his count of all votes and ballots.

Only Stockholders of record at the close of business on April 10, 2006 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. As of the close of business on April 10, 2006, there were outstanding 7,544,295 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”). Each share of Common Stock entitles the record holder thereof to one vote on all matters properly brought before the Annual Meeting and any adjournment or postponement thereof, with no cumulative voting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

April 10, 2006, and the percentages of beneficial ownership by:

•	each person, group or entity known to the Company to beneficially own more than 5% of the Company’s outstanding Common Stock;

•	each of the Company’s directors and named executive officers;

•	all of the Company’s directors and executive officers as a group.

The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Securities and Exchange Commission, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of that security, or “investment power,” which includes the power to dispose of or to direct the disposition of that security. A person is also deemed to be a beneficial owner of any security as to which that person has a right to acquire beneficial ownership presently or within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner to the same securities, and a person may be deemed to be the beneficial owner of the same securities as to which that person has no economic interest. Including those shares in the tables does not, however, constitute an admision that the named stockholder is a direct or indirect beneficial owner of those shares.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage (%) of Common Stock Outstanding

Thomas J. Axon (2)	3,373,619	44.0%
Michael Bertash (3)	19,000	*
Robert M. Chiste (4)	9,000	*
Frank B. Evans, Jr. (5)	872,425	11.5%
Alexander Gordon Jardin (4)	18,000	*
Steven W. Lefkowitz (6)	283,650	3.7%
Allan R. Lyons (7)	81,500	1.1%
William F. Sullivan (8)	70,700	*
Joseph Caiazzo (9)	219,050	2.8%
Paul D. Colasono	17,000	*
John Devine (10)	66,750	*
Jeffrey R. Johnson (11)	84,000	1.1%
All Directors and Executive Officers as a group (11 persons) (12)	5,065,694	62.2%

* Indicates beneficial ownership of less than one (1%) percent.

(1) Unless otherwise indicated the address of each beneficial owner identified is C/O Franklin Credit Management Corporation, 101 Hudson Street, Jersey City, New Jersey 07302.

(2) Includes 115,000 shares issuable upon exercise of options exercisable within sixty days.

(3) Includes 19,000 shares issuable upon exercise of options exercisable within sixty days.

(4) Includes 3,000 shares issuable upon exercise of options exercisable within sixty days.

(5) Includes 5,000 shares beneficially owned by each of four minor children for which Mr. Evans is the trustee. Includes 29,000 shares issuable upon exercise of options exercisable within sixty days.

(6) Includes 87,000 shares issuable upon exercise of warrants exercisable within sixty days and 34,000 shares issuable upon exercise of options exercisable within sixty days. Includes 47,500 shares beneficially owned by Mr. Lefkowitz’s wife.

(7) Includes 39,000 shares issuable upon exercise of options exercisable within sixty days

(8) Includes 34,000 shares issuable upon exercise of options exercisable within sixty days.

(9) Includes 150,000 shares issuable upon exercise of options exercisable within sixty days.

(10) Includes 52,500 shares issuable upon exercise of options exercisable within sixty days.

(11) Includes 60,000 restricted shares.

(12) Includes 513,500 shares issuable upon exercise of options exercisable within sixty days and 87,000 shares issuable upon exercise of warrants exercisable within sixty days.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and Officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Reporting persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on review of the copies of such reports furnished to the Company during 2005 and 2006 prior to the date hereof, the Company believes that all Section 16(a) filing requirements applicable to its Officers, Directors and ten percent stockholders were complied with except: Mr. Colasono belatedly filed one report in connection with a single transaction.

PROPOSALS

The Board of Directors unanimously recommends that you vote FOR the election of the three nominees named below under the caption “Election of Directors” to Class 1 of the Board of Directors, FOR the approval of the 2006 Stock Incentive Plan and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

PROPOSAL 1 - ELECTION OF DIRECTORS

Nominees for Election

The Board of Directors is divided into three classes. Each class is elected in a different year for a term of three years, except to the extent that shorter terms may be required to effect an appropriate balance among the classes in the event of an increase in the number of Directors or to the extent any class of preferred stock issued in the future entities the holders thereof to designate a director or directors with a longer or shorter term. It is proposed to elect three Directors to Class 1 of the Board of Directors, each for a term of three years. Each of the nominees named below is currently a member of the Board of Directors.

As previously announced, on January 21, 2006, Jeffrey R. Johnson resigned from his positions as our President and Chief Executive Officer and as a member of our Board of Directors.  Following Mr. Johnson's resignation, the Board of Directors reduced its size from nine to eight members, as permitted by our Certificate of Incorporation and Bylaws.

Unless instructed otherwise, the enclosed proxy will be voted FOR the election of the nominees named below. Voting is not cumulative. While management has no reason to believe that the nominees will not be available as candidates, should such a situation arise, proxies may be voted for the election of such other persons as a Director as the holders of the proxies may, in their discretion, determine. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The Board of Directors unanimously recommends a vote FOR the election of each of Robert M. Chiste, Alexander Gordon Jardin and William F. Sullivan as a Class 1 Director to hold office until the 2009 annual meeting of stockholders and until each of their respective successors is elected.

Director Nominee Information

Nominees for Class 1 Directors with Terms Expiring in 2009

Robert M. Chiste, 59, was elected a Director of the Company in 2005, and also served as a member of the Board of Directors from 1994 until 2001. Mr. Chiste has served as Chairman, President and Chief Executive Officer of Comverge, Inc., a venture funded company in the utility solutions business, since October 2001. Since September 1999, Mr. Chiste has served as Chairman of FuelQuest, Inc., a business-to-business e-commerce enterprise in the fuels and lubricant industry. Since July 1998, Mr. Chiste has served as Chairman of TriActive, Inc., a network and systems management company. From March 2000 until October 2001, Mr. Chiste was a private investor. Mr. Chiste holds a Bachelor of Science with honors in mathematics from The College of New Jersey (formerly known as Trenton State College), a J.D. degree cum laude from Rutgers University School of Law and a Master of Business Administration degree cum laude from Rutgers University School of Management.

Alexander Gordon Jardin, 53, was elected a Director of the Company in 2005. Mr. Jardin has served as Chief Executive Officer of the Company since April 26, 2006. From April 2004 until March 2006, Mr. Jardin acted as a consultant assisting the development of start-up life and health insurance companies. From October 2000 until April 2004, Mr. Jardin served as President and Chief Operating Officer of Generali USA Life Reinsurance Company and Senior Vice President, Reinsurance of Business Men’s Assurance, both wholly-owned subsidiaries of Assicurazioni Generali S.p.A., a leading international insurer, and the successor of Business Men’s Assurance. From July 1993 until August 2000, Mr. Jardin was President and Chief Executive Officer of Partner Re Life Insurance Company of the U.S. (previously known as Winterthur Life Re Insurance Company), the U.S. life reinsurance subsidiary of Partner Re and a leading provider of multi-line reinsurance on a global scale with principal offices in Bermuda, Greenwich, Paris and Zurich. From 1986 until 1993, Mr. Jardin was Vice President and General Manager, Reinsurance of Sun Life of Canada. Mr. Jardin holds a Bachelor of Science degree from McGill University.

William F. Sullivan, 56, was elected a Director of the Company in 1996. Mr. Sullivan served as the Company’s General Counsel from February 2006 until April 2006. From July 2004 until February 2006, Mr. Sullivan was the sole proprietor of the Law Office of William F. Sullivan. From 1985 until June 2004, Mr. Sullivan was a Partner at Marnik & Sullivan, a general practice law firm. Mr. Sullivan is admitted to both the New York State and Massachusetts Bar Associations. Mr. Sullivan graduated from Suffolk University School of Law and holds a Bachelor of Arts degree in Political Science from the University of Massachusetts.

Class 2 Directors with Terms Expiring in 2007

Michael Bertash, 53, was elected a Director of the Company in 1998. Mr. Bertash has served as Chief Executive Officer of New York Capital Advisers, LLC, an investment management firm, since August 2004. From February 1997 until July 2004, Mr. Bertash served as a Senior Vice President with J. & W. Seligman &. Co., an investment management firm. Mr. Bertash was an Associate Director of the asset management division of Bear, Stearns & Co., Inc., a worldwide investment bank and brokerage firm, from October 1991 until January 1997. Mr. Bertash holds a Bachelor of Science degree in Operations Research from Syracuse University and a Master of Business Administration degree from New York University.

Frank B. Evans, Jr., 54, was elected a Director of the Company in 1994. Mr. Evans co-founded Franklin Credit Management Corporation and served as the Company’s Vice President, Treasurer, Secretary and Chief Financial Officer from December 1994 until November 1998. Mr. Evans also served as the Company’s Secretary, Treasurer, a Vice President and a member of the Company’s Board of Directors from its inception in 1990 until the Company’s merger with Miramar Resources, Inc. in December 1994. Mr. Evans has served as Chief Executive Officer of Core Engineered Solutions, Inc., a Herndon, Virginia design/build firm that specializes in fuel and chemical storage systems, since its inception in 1990. Mr. Evans is a Certified Public Accountant and holds a Bachelor of Science degree from the University of Maryland and a Masters in Business Administration degree from the University of Southern California.

Steven W. Lefkowitz, 50, was elected a Director of the Company in 1996. Mr. Lefkowitz has served as the founder and President of Wade Capital Corporation, a privately held investment firm, since 1990. From 1988 to 1990, Mr. Lefkowitz served as a Vice President of Corporate Finance for Drexel Burnham Lambert, Incorporated, where he had been employed since 1985. Mr. Lefkowitz serves on the Board of Directors of several private companies. Mr. Lefkowitz holds a Bachelor of Arts degree in History from Dartmouth College and a Masters in Business Administration degree from Columbia University.

Class 3 Directors with Terms Expiring in 2008

Thomas J. Axon, 53, was elected a Director of the Company in 1988. Mr. Axon has served as Chairman of the Company’s Board of Directors since December 1994, has served as President of the Company since January 2006, served as the Company’s Chief Executive Officer from January 2006 until April 2006, and served as the Company’s Chief Executive Officer and President from December 1994 through June 2000. Mr. Axon also served as the Company’s President and a member of the Company’s Board of Directors from the Company’s inception in 1990 until the Company’s merger with Miramar Resources, Inc. in December 1994. Mr. Axon served as President of Miramar Resources, Inc. from October 1991 until the merger, and as a member of Miramar Resources, Inc.’s Board of Directors from its inception in 1988. Within the last five years, Mr. Axon has been the controlling interest in, and acted directly and indirectly as a principal of, various private companies, including RMTS, LLC, and its affiliated companies, an insurance consulting and underwriting company; Axon Associates, Inc., Harrison Street Realty Corporation, and its predecessors, 185 Franklin Street Development Associates, L.P., Harrison Street Development Associates, L.P. and Thomas James Realty, which hold various real estate interests and/or manage rental commercial space; and AIS Ltd., a reinsurance company. Mr. Axon holds a Bachelor of Arts degree in Economics from Franklin and Marshall College and attended the New York University Graduate School of Business.

Allan R. Lyons, 65, was elected a Director of the Company in 1995. Mr. Lyons is a Certified Public Accountant and owns 21st Century Strategic Investment Planning, LC, a Florida limited company, which offers financial planning and investment structuring services and reviews financial opportunities and private placements. Mr. Lyons also acts as a general partner for two venture capital partnerships and as money manager for select clients. From 1993 until his retirement in December 1999, Mr. Lyons was Chief Executive Officer of Piaker & Lyons, P.C., an accounting firm, of which he was a member from 1965 until December 1999. Mr. Lyons has served as a director of Source Interlink Companies, Inc. since March 2003 and is the chair of its audit committee. Mr. Lyons holds a Bachelor of Science degree in Accounting from Harpur College and a Masters of Business Administration degree from Ohio State University.

No familial relationships exist between any Directors and Executive Officers.

Meetings of the Board of Directors and its Committees

During 2005, there were five meetings of the Board of Directors of the Company, four meetings of the Audit Committee, three meetings of the Compensation Committee and two meetings of the Nominating and Corporate Governance Committee. No Director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and of any committee on which he served.

Director Attendance at Annual Meetings

Each director of the Company is expected to be present at annual meetings of stockholders, absent exigent circumstances that prevent his or her attendance. Where a director is unable to attend an annual meeting in person but is able to do so by electronic conferencing, the Company will arrange for the director’s participation by means of which the director can hear, and be heard, by those present at the meeting. At last year’s annual meeting, all of the Company’s directors attended in person.

Compensation of Directors

During fiscal year 2005, the Company’s non-management directors, Messrs. Bertash, Chiste, Evans, Jardin, Lefkowitz, Lyons and Sullivan, were granted options to purchase 3,000 shares of Common Stock pursuant to the Company’s 1996 Stock Incentive Plan, as amended (the “1996 Plan”), upon their election or re-election to the Board, and received $1,000 for each Board or Committee meeting attended in person and $500 for each Board or Committee meeting attended telephonically. The options were vested on the date of grant and are exercisable at an exercise price equal to the fair market value of the underlying shares on the date of grant as determined by the Board of Directors.

In April 2005, the Compensation Committee recommended and the Board of Directors approved the following director compensation program, which replaces in its entirety the Company’s previous director compensation program:

•	Each non-employee director will receive an annual retainer fee of $20,000 for serving on the Board.

•	Each non-employee director who serves as Chairman of the Board or Chairman of the Audit Committee will receive an additional retainer fee of $10,000 for such service.

•
Each non-employee director will receive $500 for each meeting of the Board of Directors, the Compensation Committee and the Nominating and Corporate Governance Committee attended in person and $250 for each such meeting attended telephonically.

•	Each non-employee director will receive $1,000 for each meeting of the Audit Committee attended in person and $500 for each such meeting attended telephonically.

•	Each non-employee director will be reimbursed for reasonable travel expenses incurred in connection with serving on the Board.

•
Each non-employee director will be granted an option to purchase 3,000 shares of Common Stock of the Company pursuant to the Company’s 1996 Stock Incentive Plan, as amended, upon such director’s election or re-election to the Board and, for each year that such director serves during such director’s term on the Board, upon the anniversary of such director’s election or re-election to the Board. The options will vest on the date of grant and will be exercisable at an exercise price equal to the fair market value of the underlying shares of Common Stock on the date of grant.

Directors who are also employees of the Company do not receive any additional compensation for their service as directors and are compensated as described under “Executive Compensation.” The Company’s non-employee Directors during fiscal 2005 included Messrs. Bertash, Chiste, Evans, Jardin, Lefkowitz, Lyons and Sullivan.

Committees of the Board of Directors

The Board of Directors currently has, and appoints the members of, standing Audit, Compensation and Nominating and Corporate Governance Committees. The Board of Directors has determined that each member of the Audit, Compensation and Nominating and Corporate Governance Committees is an Independent Director as such term is defined by Rule 4200(a)(15) of NASD Marketplace Rules. Each of these committees has a written charter approved by the Board of the Directors in January 2005. A copy of each charter is posted on the Company’s website at www.franklincredit.com.

Audit Committee. The Audit Committee currently consists of directors Allan R. Lyons, Michael Bertash and Steven W. Lefkowitz. During 2005, the Audit Committee consisted of Mr. Lyons, Mr. Bertash and Alexander Gordon Jardin and held four meetings. Mr. Jardin resigned from the Audit Committee in March 2006 upon becoming employed by the Company. The Board of Directors has determined that each member of the Audit Committee is independent as such term is defined by Rule 4200(a)(15) of the NASD Marketplace Rules, and that Mr. Lyons is an “audit committee financial expert” as defined by Regulation S-K under the Securities Act of 1933, as amended. The purpose of the Audit Committee is to assist the Board of Directors in the oversight of the integrity of the financial statements of the Company, the Company’s compliance with legal and regulatory matters, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s independent registered public accounting firm. The primary responsibilites of the Audit Committee include the following:

•	Overseeing the Company’s accounting and financial reporting process and audits of the Company’s financial statements on behalf of the Company’s Board of Directors.

•	Selecting the independent registered public accounting firm to conduct the annual audit of the Company’s financial statements.

•	Evaluating the qualifications, independence and performance of the Company’s independent auditors.

•	Reviewing the proposed scope of the annual audit of the Company’s financial statements.

•	Reviewing the Company’s accounting and financial controls with the independent registered public accounting firm and the Company’s finanical accounting staff.

•	Preparing the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

Compensation Committee. The Compensation Committee currently consists of directors Steven W. Lefkowitz, Robert M. Chiste and Frank B. Evans. During 2005, the Compensation Committee also included Alexander Gordon Jardin, who resigned from the Compensation Committee in March 2006 upon becoming employed by the Company. During 2005, the Compensation Committee held three meetings. The Board of Directors has determined that each member of the Compensation Committee is independent as such term is defined by Rule 4200(a)(15) of the NASD Marketplace Rules. The responsibilities of the Compensation Committee include the following:

•	Reviewing and approving the compensation and benefits for the Company’s executive officers.

•	Administering the Company’s stock plans.

•	Making recommendations to the Company’s Board of Directors regarding these matters.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee currently consists of Allan R. Lyons and Michael Bertash. During 2005, the Nominating and Corporate Governance Committee consisted of Allan R. Lyons, Michael Bertash and William F. Sullivan and held two meetings. Mr. Sullivan resigned from the Nominating and Coporate Governance Committee in February 2006 upon his appointment as General Counsel of the Company. As a result of Mr. Sullivan's resignation, there were only two directors left on the Nominating and Corporate Governance Committee, which is less than the three directors required by the Committee's charter. Accordingly, the independent members of the Board of Directors recommended the slate of nominees to stand for election as directors at the Annual Meeting. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent as such term is defined by Rule 4200(a)(15) of the NASD Marketplace Rules. The responsibilities of the Nominating and Corporate Governance Committee include the following:

•	Searching for and recommending to the Board of Directors potential nominees for Director positions.

•	Making recommendations to the Board of Directors regarding the size and composition of the Board of Directors and its committees.

•	Monitoring the Board of Directors effectiveness.

•	Developing and implementing the Company’s corporate governance procedures and policies.

A copy of the Nominating and Corporate Governance Committee charter is available on the Company’s website at www.franklincredit.com. The Board of Directors has determined that all of the members of the Nominating and Corporate Governance Committee are independent as such term is defined by Rule 4200(a)(15) of the NASD Marketplace Rules.

In identifying and evaluating candidates for the Board of Directors, the Nominating and Corporate Governance Committee begins by determining whether the incumbent directors whose terms expire at the annual meeting of stockholders desire and are qualified to continue their service on the Board of Directors. The Company is of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, giving the Company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure, while contributing to the Board of Director’s ability to work as a collective body. Accordingly, the Nominating and Corporate Governance Committee will, absent special circumstances, propose for re-election qualified incumbent directors who continue to satisfy the Nominating Committee’s criteria for membership on the Board of Directors, whom the Nominating Committee believes will continue to make important contributions to the Board of Directors and who consent to stand for re-election and, if re-elected, to continue their service on the Board of Directors. If there are positions on the Board of Directors for which the Nominating Committee will not be re-nominating an incumbent director, or if there is a vacancy on the Board of Directors, the Nominating and Corporate Governance Committee will consider potential nominees recommended by members of the Board of Directors, the management of the Company and stockholders. The Nominating and Corporate Governance Committee may also engage a professional search firm to assist in the identification of qualified candidates, but did not do so in 2005. As to each recommended candidate that the Nominating and Corporate Governance Committee believes merits serious consideration, the Committee will collect as much information, including without limitation, soliciting views from other directors and the Company’s management and having one or more Committee members interview each such candidate, regarding each candidate as it deems necessary or appropriate in order to make an informed decision with respect to such candidate. Based on all available information and relevant considerations, the Nominating and Corporate Governance Committee will select, for each directorship to be filled, a candidate who, in the view of the Committee, is most suited for membership on the Board of Directors. In making its selection, the Nominating and Corporate Governance Committee will evaluate candidates proposed by stockholders under criteria similar to the evaluation of other candidates, except that the Committee may consider, as one of the factors in its evaluation of stockholder recommended nominees, the size and duration of the interest of the recommending stockholder or stockholder group in the equity of the Company. This consideration may also include how long the recommending stockholder intends to continue holding its equity interest in the Company.

The Nominating and Corporate Governance Committee has adopted a policy with regard to the minimum qualifications that must be met by a Committee-recommended nominee for a position on the Company’s Board of Directors, which policy is described in this paragraph. The Committee generally requires that all candidates for the Board of Directors be committed to representing the Company and all of its stockholders, demonstrate the judgment and knowledge necessary to assess Company strategy and management, manifest willingness to meaningfully participate in the governance of the Company, possess the ability to fulfill the legal and fiduciary responsibilities of a director, undertake to make the appropriate time commitment for Board service, and maintain standing and reputation in the business, professional and social communities in which such candidate operates. The Committee requires that candidates not have any interests that would, in the view of the Committee, materially impair his or her ability to exercise independent judgment or otherwise discharge the fiduciary duties owed as a director to the Company and its stockholders. The Company also requires that at least a majority of the directors serving at any time are independent, as such term is defined by Rule 4200(a)(15) of the NASD Marketplace Rules, that at least three of the directors satisfy the financial literacy requirements required for service on the Audit Committee under the NASD Marketplace Rules and the Audit Committee charter, and that at least one of the directors qualifies as an audit committee financial expert in accordance with the rules of the Commission and the Audit Committee charter.

It is the policy of the Company that the Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders entitled to vote generally in the election of directors. The Committee will give consideration to such stockholder recommendations for positions on the Board where the Committee has not determined to re-nominate a qualified incumbent director. While the Committee has not established a minimum number of shares that a stockholder must own in order to present a nominating recommendation for consideration, or a minimum length of time during which the stockholder must own its shares, the Committee may take into account the size and duration of a recommending stockholder’s ownership interest in the Company. The Nominating Committee may also consider whether the stockholder making the nominating recommendation intends to maintain an ownership interest in the Company of substantially the same size as at its interest at the time of making the recommendation. The Committee may refuse to consider stockholder-recommended candidates who do not satisfy the minimum qualifications prescribed by the Committee for board candidates.

The Nominating and Corporate Governance Committee has adopted procedures to be followed by stockholders in submitting recommendations of candidates for director. The procedures are posted on the Company’s website at www.franklincredit.com, and are described in this paragraph. A stockholder (or group of stockholders) wishing to submit a recommendation of a candidate for consideration as a potential director nominee by the Nominating and Corporate Governance Committee should submit such recommendation in accordance with the timing requirements set forth in connection with the submission of a stockholder’s notice of an intent to make a nomination under Article I, Section 11 of the Company’s By-laws. All stockholder nominating recommendations should be in writing, addressed to the Chair of the Nominating and Corporate Governance Committee, Six Harrison Street, New York, New York 10013. Submissions should be made by mail, courier or personal delivery. A nominating recommendation should be accompanied by the information that is required to be provided in connection with the submission of a stockholder’s notice of an intent to make a nomination under Article I, Section 11 of the Company’s By-laws, a copy of which is posted on the Company’s website at www.franklincredit.com.

Stockholder Communications with the Board of Directors

Stockholders may send communications to the Board of Directors, any committee of the Board of Directors or the non-management directors of the Board of Directors. The process for sending such communications can be found on the Company’s website at www.franklincredit.com. All stockholder communications are sent directly to board members, except for communications that contain offensive, scurrilous or abusive content, communications that advocate the Company’s engaging in illegal activities, communications that have no rational relevance to the business or operations of the Company, and communications regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to security holders or other constituencies of the Company generally.

Code of Ethics

The Company has adopted a code of ethics and business conduct that applies to its officers, directors and employees, including without limitations, the Company’s Chief Executive Officer, President and Chief Financial Officer. The Code of Ethics and Business Conduct is available on the Company’s website at www.franklincredit.com.

Audit Committee Report

The following Report of the Audit Committee does not constitute soliciting material and is not filed or deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the Report by reference in any such document.

The members of the Audit Committee have been appointed by the Board of Directors. During the 2005 fiscal year, the Audit Committee consisted solely of independent directors, as such term is defined by Rule 4200(a)(15) of the NASD Marketplace Rules. The Audit Committee operates under a written charter that was adopted by the Board of Directors in January 2005 in order to assure continued compliance by the Company with SEC and NASDAQ rules and regulations enacted in response to requirements of the Sarbanes-Oxley Act of 2002.

The Audit Committee assists the Board of Directors in monitoring the integrity of the Company’s financial statements, the independent registered public accounting firm’s qualifications and independence, the performance of the independent registered public accounting firm, and the compliance by the Company with legal and regulatory requirements. Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and for issuing a report on those financial statements. The Audit Committee monitors and oversees these processes.

In this context, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2005 with management and with Deloitte & Touche LLP, the Company’s independent registered public accounting firm. The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), which includes, among other items, matters related to the conduct of the audit of the Company’s annual financial statements.

The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Deloitte & Touche LLP the issue of their independence from the Company and management. In addition, the Audit Committee has considered whether the provision of non-audit services by the independent registered public accounting firm in 2005 is compatible with maintaining the auditors’ independence and has concluded that it is.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005. The Audit Committee has also appointed, subject to stockholder ratification, the Company’s independent registered public accounting firm for the year ending December 31, 2006.

The members of the Audit Committee are Allan R. Lyons, Michael Bertash and Steven W. Lefkowitz, none of whom is or, during the fiscal year 2005, was, an employee of the Company. Alexander Gordon Jardin was a member of the Audit Committee in 2005 and until he became employed by the Company in March 2006, at which point he resigned from the Audit Committee. Mr. Lefkowitz was appointed to the Audit Committee in March 2006 and did not participate in the Audit Committee’s deliberations in 2005.

Respectfully submitted by the Audit Committee,
Allan R. Lyons, Chairman
Michael Bertash
Steven W. Lefkowitz

MANAGEMENT

Executive Officers

The following table sets forth certain information with respect to the executive officers of the Company:

Name	Age	Position
Thomas J. Axon (1)	53	President and Chairman of the Board of Directors
Alexander Gordon Jardin (2)	53	Chief Executive Officer
Paul D. Colasono (3)	59	Chief Financial Officer and Executive Vice President
Joseph Caiazzo	48	Executive Vice President and Secretary
John Devine	37	Vice President - Credit/Acquisitions
Kimberly Shaw	44	Vice President - Finance, Treasurer and Controller

(1) Thomas J. Axon became President in January 2006, and served as Chief Executive Officer from January 21, 2006 until April 26, 2006.
(2) Alexander Gordon Jardin became Chief Executive Officer on April 26, 2006.
(3) Paul D. Colasono became Chief Financial Officer in April 2005.

Paul D. Colasono has served as the Company’s Chief Financial Officer and Executive Vice President since April 2005. Mr. Colasono has more than 30 years of experience in banking and mortgage banking in a broad range of senior management positions. From 2003 until his engagement by the Company, Mr. Colasono served as an independent business consultant providing strategic and financial consulting services. From September 1997 until September 2001, Mr. Colasono served as Vice President and Controller of GE Capital Mortgage Services Corporation. From February 1981 until September 1997, Mr. Colasono was employed by The Dime Savings Bank of New York in a variety of executive and senior management positions. From April 1994 until September 1997, Mr. Colasono held the titles of Senior Vice President, Chief Administrative Officer and Chief Financial Officer of Dime Bank’s mortgage banking business. From November 1990 until April 1994, Mr. Colasono served as the President and Chief Executive Officer of The Dime Savings Bank of New Jersey, a subsidiary of Dime Bank. Mr. Colasono began his career with The Chase Manhattan Bank. Mr. Colasono holds a Bachelor of Science degree in Accounting and a Masters of Business Administration from St. John’s University.

Joseph Caiazzo has served as the Company’s Executive Vice President since September 2004 and as the Company’s Secretary since March 1996. From March 1996 until August 2004, Mr. Caiazzo served as the Company’s Vice President and Chief Operating Officer. Mr. Caiazzo has also served as President of the Company’s mortgage banking subsidiary, Tribeca Lending Corporation since 1997. From August 1989 until March 1996, Mr. Caiazzo served as corporate controller of R.C. Dolner, Inc., a general contractor. Mr. Caiazzo holds a Bachelor of Science degree from St. Francis College and a Masters of Business Administration degree in Finance from Long Island University.

John Devine has served as the Company’s Vice President - Credit/Acquisitions since April 2000. From September 1997 until April 2000, Mr. Devine served as Vice President and Operations Manager of Tribeca Lending Corporation. From September 1989 until August 1997, Mr. Devine served as the Company’s Vice President, Operations. Mr. Devine holds a Bachelor of Science Degree in Business Management from The City University of New York - The College of Staten Island.

Kimberly Shaw has served as the Company’s Vice President - Finance since April 2002, as the Company’s Treasurer since November 2004 and as the Company’s corporate controller since September 1998. Ms. Shaw is a Certified Public Accountant and holds a Bachelor of Science Degree in Business Management from Ramapo College of New Jersey.

Executive Compensation

The following table sets forth the total compensation paid or accrued for the years ended December 31, 2005, 2004 and 2003, for each person who acted as the Company’s Chief Executive Officer at any time during the year ended December 31, 2005, and its four most highly compensated executive officers, other than its Chief Executive Officer, whose salary and bonus for the fiscal year ended December 31, 2005 in excess of $100,000 each (collectively, the “Named Executive Officers”).

Name and Principal Position	Fiscal Year	Annual Compensation			Long-Term Compensation Awards		All Other Compensation ($)
		Salary ($)	Bonus ($) (1)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/SARs (#)
Thomas Axon Chairman, Chief Executive Officer and President (2)	2005 2004 2003	150,000 150,000 150,000	150,000 290,000 151,544	- - -	- - -	- - -	3,150(3) 3,075(3) 1,844(3)
Jeffrey R. Johnson President and Chief Executive Officer (4)	2005 2004	325,000 81,250	- 90,000	- 593,696(5)	- 1,100,000(8)	- -	285,650(7)
Joseph Caiazzo Executive Vice President and Secretary	2005 2004 2003	229,466 224,167 200,000	120,000 140,000 151,544	- - -	- - -	- - -	3,150(3) 3,075(3) 2,848(3)
Paul D. Colasono Chief Financial Officer (6)	2005 2004 2003	190,096 - -	175,000	- - -	218,451 - -	- - -	2,870(3) - -
John Devine Vice President - Credit/Acquisitions	2005 2004 2003	125,000 115,000 100,000	125,000 85,000 43,298	- - -	- - -	- - -	1,875(3) 1,725(3) 1,481(3)

(1)	Represents performance-based bonus earned for fiscal year 2005, 2004 and 2003.

(2)
Thomas J. Axon served in 2005, and continues to serve as the Company’s Chairman. Since January 21, 2006, he has also served as the Company’s President. From January 21, 2006 until April 26, 2006 he served as the Company’s Chief Executive Officer.

(3)	Represents employer-match contributions under the Company’s 401(k) plan.

(4)	Jeffrey R. Johnson served as President and Chief Executive Officer of the Company until January 21, 2006.

(5)
Includes $557,295 representing reimbursement for tax liability in respect of a restricted stock award, $9,800 representing relocation expenses, $5,304 representing a car allowance, $1,697 representing medical insurance and $19,600 representing the dollar difference between the price paid to the Company by Mr. Johnson for 20,000 shares of the Common Stock and the fair market value of such security at the date of purchase.

(6)	Paul D. Colasono has served as Executive Vice President and Chief Financial Officer of the Company since April 8, 2005.

(7)	Represents amounts paid in connection with Mr. Johnson’s separation from the Company.

(8)	In connection with his January 2006 separation from the Company, Mr. Johnson surrendered 40,000 unvested shares of restricted stock, which represents $440,000 of this $1,100,000 amount.

Stock Option Grants in Fiscal 2005

The following table sets forth individual stock options granted to the Named Executive Officers in fiscal 2005 :

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Options Term
Name	Number Of Securities Underlying Option Granted (#)	Percent Of Total Options Granted To Employees In Fiscal Year	Exercise Price ($/Sh)	Expiration Date	5% ($)	10% ($)	0% ($)
John Devine	5,000 (1)	4.69%	$13.75	4/01/15	$111,986	$178,320	-

(1) Represents options to purchase shares of Common Stock granted on April 1, 2005, which will vest 50% each year.

Aggregated Options/SAR Exercises in Fiscal 2005 and Fiscal Year-End Options/SAR Values

The following table sets forth the aggregate value, realized gain, and number of options exercised by the Named Executive Officers.

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-The-Money Options at Fiscal Year-End (1) ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph Caiazzo	-	-	150,000	-	1,218,900	-
Thomas Axon	-	-	115,000	-	971,750	-
John Devine	-	-	52,500	5,000(2)	437,550	-

(1) Values are based on the closing bid price of the Common Stock on December 31, 2005 of $9.20. The value of unexercised stock options at December 31, 2005 is presented to comply with SEC regulations. The actual amount realized upon any exercise of stock options will depend upon the excess of the fair market value of the Common Stock over the grant price at the time the stock option is exercised. There is no assurance that values of unexercised stock options reflected in this table will be realized.

(2) Represents options with an exercise price of $13.75.

Equity Compensation Plans

The following table summarizes information, as of December 31, 2005, relating to equity compensation plans of the Company pursuant to which grants of options, restricted stock, restricted stock units or other rights to acquire shares may be granted from time to time.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights Column (a)	Weighted-average exercise price of outstanding options, warrants and rights Column (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) Column (c)
Equity Compensation Plans Approved by Stockholders (1)	667,500	$2.88	731,500
Equity Compensation Plans Not Approved by Stockholders (2)	91,000	-	-
Total	758,500	$2.88	731,500

(1) The Company’s 1996 Stock Incentive Plan, as amended.

(2) Includes: (a) October 2004 grant of 100,000 shares of restricted stock to Jeffrey R. Johnson as compensation, of which 30,000 vested during 2005 and another 30,000 vested immediately in connection with Mr. Johnson’s January 2006 separation from the Company; (b). April 2005 grant of 17,000 shares of restricted stock to Paul Colasano as compensation, of which 2,000 vested immediately and 5,000 shall vest on the 28th day of March 2006, 2007 and 2008, so long as Mr. Colasono remains in the employ of the Company; and (c) April 2005 grant of 14,000 shares of restricted stock to two individuals as compensation, of which 2,000 vested immediately and 4,000 shall vest on the 14th day of April 2006, 2007 and 2008, so long as they remain in the employ of the Company. Since these shares of restricted stock have no exercise price, they are not included in the weighted average exercise price calculation.

Employment Agreements.

Alexander Gordon Jardin serves as Chief Executive Officer of the Company under an employment agreement that was entered into on April 26, 2006, with an effective date of March 1, 2006. Mr. Jardin’s appointment as Chief Executive Officer was effective as of April 26, 2006.

Mr. Jardin’s employment term runs for five years from the effective date of the employment agreement, or until its earlier termination by the Company or Mr. Jardin.

Under the employment agreement, Mr. Jardin is entitled to a base salary of $325,000, subject to adjustment upward by the Board of Directors. Mr. Jardin’s target bonus in respect of 2006 will be 2.5% of net income. His actual bonus for the year will be subject to the reasonable discretion of the Board of Directors. Mr. Jardin’s bonus each year will be determined and paid on or before May 1st of the following year. Mr. Jardin will also receive a signing bonus of $25,000 and a car allowance of $1,000 per month. In connection with his employment, the Company will grant to Mr. Jardin fully-vested non-qualified options under the Company’s 1996 Stock Incentive Plan to purchase 20,000 shares of the Company’s common stock, exercisable until April 1, 2007, with an exercise price equal to the market price of the shares on the date of approval of the grant.

Following approval at the Company’s 2006 annual meeting of a new incentive compensation plan, and registration under the Securities Act of 1933, as amended, of the shares issuable under such plan, Mr. Jardin shall be entitled to a restricted stock grant of 100,000 shares of Company common stock. Of such shares, 10,000 will be vested upon grant, 5,000 will vest on the first day after each fiscal quarter from July 1, 2006 until April 1, 2008 and 6,250 shares will vest on the first day after each fiscal quarter from July 1, 2009 until April 1, 2010; so long as Mr. Jardin remains in the employ of the Company. Any unvested shares will vest immediately upon a change in control of the Company (as defined in the employment agreement). Mr. Jardin will make an 83(b) election with respect to the restricted shares and the Company will reimburse him on a grossed up basis for any taxes due from having made such election.

To assist with Mr. Jardin’s relocation to the New York City metropolitan area, the Company agreed, among other things, to pay or reimburse certain costs associated with such relocation and to gross up the amount of such payments or reimbursements by the amount of any taxes due thereafter.

Pursuant to the employment agreement, the Company may terminate Mr. Jardin's employment with or without cause (as defined in the employment agreement) and Mr. Jardin may terminate it with or without good reason (as defined in the employment agreement).

In the event (i) Mr. Jardin is terminated by the Company without cause, (ii) Mr. Jardin terminates his employment for good reason, (iii) following a change of control Mr. Jardin terminates his employment or the Company terminates his employment other than for cause, or (iv) Mr. Jardin’s employment terminates as a result of his death or disability (as defined in the employment agreement), Mr. Jardin will be entitled to severance, including a lump sum payment of $225,000; plus $13,542 for each month or partial month of employment thereafter prior to termination, provided that the total amount paid shall not exceed twelve months of his annual salary as of the date of such termination and employee benefits; and a prorated bonus. In addition, if such termination is by Mr. Jardin for good reason, or is because of Mr. Jardin’s death or disability, the unvested portion of his restricted stock grant, if any, will immediately vest.

Paul D. Colasono serves as Chief Financial Officer and Executive Vice President of the Company under an employment agreement that was entered into on April 13, 2005, with an effective date of April 10, 2005. Mr. Colasono was appointed to the position of Chief Financial Officer, effective April 11, 2005. Mr. Colasono’s employment term runs from the effective date of the employment agreement until its termination by the Company or Mr. Colasono.

Under the employment agreement, Mr. Colasono is entitled to a base salary of $250,000, subject to adjustment by the Board of Directors, and to participate in an executive bonus pool of 10% of the after tax consolidated net profits of the Company in excess of $500,000, subject to adjustment of the size of the bonus pool in the reasonable discretion of the Board of Directors. Mr. Colasono will be entitled to a targeted bonus in the amount of $150,000, prorated for the period of his actual employment for 2005 and subject to the reasonable discretion of the Board of Directors. Determination of the actual amount of Mr. Colasono’s bonus for 2005 will depend, as to 80% of the targeted amount, upon the financial performance of the Company and as to 20% of the targeted amount upon Mr. Colasono’s personal performance. Additionally, Mr. Colasono will receive a housing allowance of $1,500 per month.

In connection with his entry into the employment agreement, the Company agreed to grant Mr. Colasono 17,000 shares of restricted stock of the Company, of which 2,000 vested upon grant, 5,000 vest on March 28, 2006, 5,000 vest on March 28, 2007 and 5,000 vest on March 28, 2008, if Mr. Colasono is then employed by the Company. Any unvested shares of restricted stock vest immediately upon occurrence of a change of control (as defined in the employment agreement) or Mr. Colasono’s death or disability. Except under those circumstances, any unvested shares of restricted stock will be forfeited to the Company in the event of a termination of Mr. Colasono’s employment with the Company. Mr. Colasono agreed to make an 83(b) election with respect to the restricted shares and the Company agreed to reimburse Mr. Colasono for any federal, state or local taxes due from having made such election at his incremental tax rate.

Pursuant to the employment agreement, the Company may terminate Mr. Colasono’s employment with or without cause (as defined in the employment agreement) and Mr. Colasono may terminate it with or without good reason (as defined in the employment agreement). If Mr. Colasono is terminated by the Company without cause or Mr. Colasono terminates his employment for good reason, or his employment terminates as a result of his death or disability (as defined in the employment agreement), Mr. Colasono will be entitled to severance, including a lump sum payment equal to his salary for a specified period and, at his option, either continued health benefits during the specified period or a lump sum payment equal to the medical insurance premiums that would be payable by the Company in respect of such specified period. If the termination occurs prior to a change in control (as defined in the employment agreement) the specified period will be (i) three months if the termination occurs prior to September 1, 2005, (ii) six months if it occurs thereafter but prior to September 1, 2006 and (iii) twelve months if it occurs thereafter. If the termination occurs following a change in control, the specified period will be (i) six months if the termination occurs prior to September 1, 2005, (ii) twelve months if it occurs thereafter but prior to September 1, 2006 and (iii) eighteen months if it occurs thereafter.

Under the employment agreement, Mr. Colasono is subject to covenants not to compete and not to solicit customers or employees of the Company for certain periods specified therein.

Joseph Caiazzo serves as Executive Vice President of the Company under an employment agreement that was entered into on June 7, 2005, with an effective date of June 1, 2005. Mr. Caiazzo’s employment term runs from the effective date of the employment agreement until its termination by the Company or Mr. Caiazzo.

Under the employment agreement, Mr. Caiazzo is entitled to a base salary of $230,000, subject to adjustment by the Board of Directors, and to participate in an executive bonus pool of 10% ofthe Company’s after tax consolidated net profits in excess of $500,000, subject to adjustment of the size of the bonus pool in the reasonable discretion of the Board of Directors. Mr. Caiazzo will be entitled to a targeted bonus in respect of 2005 in the amount of $150,000. Determinaton of the actual amount of Mr. Caiazzo’s bonus for 2005 will depend, as to 80% of the targeted amount, uponthe Company’s financial performance and as to 20% of the targeted amount upon Mr. Caiazzo’s personal performance. Mr. Caiazzo will be advised of his target bonus for each year subsequent to 2005 by April 30 of such year. Additionally, Mr. Caiazzo will receive a $5,000 annual allowance towards the purchase of a retirement annuity, and a car allowance of $600 per month. Mr. Caiazzo is also entitled to participate in any ofthe Company’s stock option, stock purchase or other equity compensation plans extended tothe Company’s executive officers outside the context of inducement grants.

Pursuant to the employment agreement, the Company may terminate Mr. Caiazzo’s employment with or without cause (as defined in the employment agreement) and Mr. Caiazzo may terminate it with or without good reason (as defined in the employment agreement). If Mr. Caiazzo is terminated by the Company without cause or Mr. Caiazzo terminates his employment for good reason, or his employment terminates as a result of his death or disability (as defined in the employment agreement), Mr. Caiazzo will be entitled to severance, including a lump sum payment equal to his salary for a specified period, a prorated bonus and, at his option, either continued health benefits during the specified period or a lump sum payment equal to the medical insurance premiums that would be payable by us in respect of such period. If the termination occurs prior to a change in control (as defined in the employment agreement) the specified period will be eighteen months. If the termination occurs following a change in control, the specified period will be twenty four months.

Jeffrey R. Johnson served as President and Chief Executive Officer of the Company until January 21, 2006. Pursuant to a separation agreement and release of claims between Mr. Johnson and the Company, the Company agreed to make a one-time payment of $282,500 to Mr. Johnson and vest 30,000 additional shares of restricted stock previously granted to Mr. Johnson but not yet otherwise vested. Mr. Johnson also remains subject to restrictive covenants prohibiting his solicitation of the Company’s employees or the employees of the Company’s affiliates for nine months, and agreed to terminate his demand registration rights under the Registration Rights Agreement, effective as of October 4, 2004, between the Company and Mr. Johnson. The Company agreed to indemnify Mr. Johnson, in accordance with its Certificate of Incorporation and Bylaws, for matters arising during his term as a director or officer of the Company, and Mr. Johnson released the Company from all claims arising prior to the Separation Agreement.

Compensation Committee Interlocks and Insider Participation.

During 2005, Steven W. Lefkowitz, Robert M. Chiste, Frank B. Evans and Alexander Gordon Jardin served on the Company’s Compensation Committee.

The Compensation Committee of the Company was established in 2000. The Compensation Committee establishes compensation for the chief executive officer and reviews compensation for other officers and employees and other employee benefit programs, when necessary. This Committee is responsible for the 2005 Compensation Committee Report on Executive Compensation.

REPORT OF THE COMPENSATION COMMITTEE

The following report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Committee Report on Executive Compensation

Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information with regard to the compensation and benefits provided to the Company’s Chief Executive Officer and the other executive officers of the Company. The disclosure requirements for those executive officers include the use of a report explaining the rationale and considerations that led to fundamental compensation decision affecting those individuals. The Compensation Committee of the Board of Directors (the Committee”) establishes compensation for the chief executive officer and reviews compensation for other officers and employees and other benefit programs, when necessary. In fulfillment of the disclosure requirement, the Committee has prepared the following report for inclusion in this proxy statement.

The Company has no employees who perform services for the Company without additional compensation. The Committee evaluates the performance of each named executive officer of the Company and reviews the compensation of all executives.

Compensation Policies

The Committee’s functions include establishing the general compensation policies of the Company, reviewing and approving compensation for the executive officers and members of the Board of Directors and administering the Company’s stock option plans. The goal of the committee is to design compensation packages that will allow the Company to attract and retain, as well as motivate and reward, executives and directors with the skills and talents to achieve both the current and long term financial, strategic and operating goals of the Company. The intended result is to align the interests of the executives and directors with those of the Company’s shareholders.

The Company’s typical executive compensation package has historically consisted of three main components: (1) base salary; (2) annual incentive cash bonuses; and (3) long-term incentive compensation in the form of stock options and/or restricted stock grants. The Committee manages all three components on an integrated basis to attract and retain highly qualified management; to provide short-term incentive compensation that varies directly with the Company’s financial performance; and to link long-term compensation directly with long-term stock price performance.

Base Compensation

The Committee’s approach is to offer executive salaries competitive with those of other executives in the industry in which the Company operates. To that end, the Committee evaluates the competitiveness of its base salaries based upon information drawn from various sources, including published and proprietary survey data, consultants’ reports and the Company’s own experience recruiting executives and professionals as well as the recommendations of the chief executive officer. The Company’s base salary levels are intended to be consistent with competitive practice and level of responsibility, with salary increases reflecting competitive trends, the overall financial performance of the Company and the performance of the individual executive.

Annual Incentive Cash Bonuses

In addition to base salary, executives and managers are eligible to receive annual incentive cash bonuses, upon the achievement of certain financial, strategic and operating goals, including, but not limited to, profitable asset acquisitions, achieving servicing goals and achieving financial targets. At the beginning of each year, the Committee and the Chief Executive Officer review each individual’s job responsibilities and goals for the upcoming year. The amount of the bonus and any performance criteria vary with the position and role of the individual within the Company. Such bonuses are intended to recognize the contributions of key employees of the Company in achieving its current goals. It is further intended to attract and retain key employees of outstanding ability. Certain key executives are entitled to participate in and may be awarded percentages of an Executive Bonus Pool the size of which is determined each year by the Board of Directors and which was set at 10% of all Net Income in excess of $500,000 for fiscal year 2005 and is payable on or before May 1, 2006 with respect to 2005.

Equity-Based Incentive Awards

The Committee considers long-term, equity-based compensation as an essential tool in aligning the interests of management with that of the Company’s shareholders. In its evaluation of the appropriate level of long-term stock-based compensation, the Committee considers industry peer group data, the Company’s prior long-term incentive compensation practice and the number of stock options outstanding relative to the number of shares of Common Stock outstanding. Incentive and/or Non-qualified options to purchase Common Stock of the Company are granted to individuals under the 1996 Stock Option Plan, as amended. The objective is to encourage these individuals to manage the Company in a manner that would increase long-term shareholder value. Options are generally granted at an exercise price of 100% of the Common Stock’s market value on the grant date, vest over varying amounts of time and expire 10 years from the date of grant unless the optionee no longer serves as an employee or director of the Company or a subsidiary. Options are granted by the Committee using the Black-Scholes option valuation model, and the Committee takes into consideration other factors such as dilution, the number of shares of Common Stock outstanding, the Company’s financial performance and the officer’s individual performance. In 2005, the Committee increasingly recommended the use of restricted stock grants rather than options in connection with the retention of key executives.

The Committee continues to believe that equity-based incentive awards provide executive officers with an incentive to manage the Company from the perspective of an owner with an equity stake in the business. In connection with that belief and the fact that the Company's 1996 Stock Option Plan, as amended, will expire in May 2006, the Committee has recommended that the Company adopt the 2006 Stock Incentive Plan (which is subject to Stockholder approval at this meeting). See “Proposal 2 -- Approval of the Franklin Credit Management Corporation 2006 Stock Incentive Plan” below in the Proxy Statement. The 2005 Stock Inventive Plan is intended to enable the Company to continue to provide certain key persons, on whose initiative and efforts the successful conduct of the business of the Company depends, with incentives to enter into and remain in the service of the Company (or a Company subsidiary or joint venture), acquire a proprietary interest in the success of the Company, maximize their performance, and thereby enhance the long-term performance of the Company. If approved by the Company's Stockholders, the 2006 Stock Incentive Plan would authorize the grants of non-qualified stock options, incentive stock options, stock appreciation rights, shares of restricted stock, restricted stock units, shares of unrestricted stock, performance shares and dividend equivalent rights. Moreover, Section 162(m) of the Internal Revenue Code disallows a federal income tax deduction for certain compensation in excess of $1 million per year paid to each of the Company’s chief executive officer and its four other most highly compensated executive officers, while compensation that qualifies as “performance-based compensation” under Section 162(m) is not subject to the $1 million limit. If the 2006 Stock Incentive Plan is approved by the Company's Stockholders, grants of non-qualified stock options, incentive stock options and stock appreciation rights generally would qualify as “performance-based compensation” under Section 162(m) and would be eligible for this exception to the $1 million limit.

Chief Executive Officer’s Compensation

Mr. Johnson served as President and Chief Executive Officer of the Company until January 21, 2006. The Committee negotiated the terms and conditions of Mr. Johnson’s employment agreement, which has been filed with the SEC. Under the term of said agreement, Mr. Johnson’s base salary was $325,000 per annum. In addition Mr. Johnson was eligible to receive 25% of the Executive Bonus Pool. In connection with his departure, the Committee negotiated with Mr. Johnson a lump sum payment in settlement of amounts he otherwise would have been entitled to, including any bonus in respect of 2005.

The members of the Compensation Committee are Steven W. Lefkowitz, Robert M. Chiste and Frank B. Evans. Alexander Gordon Jardin was a member of the Compensation Committee in 2005 and until he became employed by the Company in March 2006, at which point he resigned from the Compensation Committee.

Respectfully submitted by the Compensation Committee,
Steven W. Lefkowitz, Chairman
Robert M. Chiste
Frank B. Evans

STOCK PERFORMANCE GRAPH

The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of Common Stock with the Russell 2000 index and a peer group for the period from December 31, 1999 through December 31, 2005. The measurement assumes a $100 investment on December 31, 1997. The peer group is made up of the following 10 publicly-held financial services companies: 21st Century Technologies Inc., Advanta Corp., Asta Funding, Inc., Credit Acceptance Corporation, Encore Capital Group, Inc., Equitex, Inc., First Investors Financial Services Group, Inc., MFC Development Corp., Microfinancial Incorporated and Temporary Financial Services, Inc. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Common Stock, which performance could be affected by factors and circumstances outside of the Company’s control. Data for the Russell 2000 index and the peer group assume reinvestment of dividends. The Company has not paid dividends on its Common Stock in recent years and has no present plans to do so.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

3000
2500
2000
1500
1000
500
0
DOLLARS
12/00
12/01
12/02
12/03
12/04
12/05
FRANKLIN CREDIT MANAGEMENT CORPORATION
RUSSELL 2000
PEER GROUP

* $100 invested on 12/31/00 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2004 and until August 31, 2005, the Company subleased approximately 2,500 square feet of office space on the fifth floor at Six Harrison Street in New York, New York, from RMTS, LLC, of which Mr. Axon owns 80%. Pursuant to the sublease, the Company paid RMTS rent of approximately $34,926 in 2005. The sublease was due to expire on August 31, 2009. On May 12, 2005, the Company entered into a termination agreement with RMTS and James Thomas Realty, the landlord of the Six Harrison Street premises and of which Mr. Axon owns 90% and Mr. Evans owns 10%. Under this termination agreement, RMTS and James Thomas Realty agreed, in connection with the Company’s planned relocation of most of its offices to Jersey City, New Jersey, to the early termination of this sublease in consideration of the Company’s payment of $125,000 to the James Thomas Realty. Pursuant to this termination agreement, the Company agreed to surrender the premises on or before August 31, 2005, provided that the Company extend the scheduled surrender date for all or any portion of the premises by one-month increments through November 30, 2005, subject to payment of monthly rent, pro rated to reflect the portion of the premises retained.

The Company subleases approximately 2,200 square feet of office space on the fourth floor at Six Harrison Street in New York, New York, from RMTS on a month-to-month basis with monthly payments of $2,333. During 2005, the Company paid $18,667 in rent.

During 2004 and until August 31, 2005, the Company leased approximately 7,400 square feet of office space at 185 Franklin Street in New York, New York from 185 Franklin Street Development Associates L.P., a limited partnership, the general partner of which is owned by an entity that is owned by Mr. Axon. Pursuant to the leases, the Company paid 185 Franklin Street Development Associates rent of approximately $19,650 per month in 2005. Various leases govern the six floors of office space at 185 Franklin Street, all of which were due to expire on dates ranging from February 2008 through October 2008. On May 12, 2005, the Company entered into a termination agreement with 185 Franklin Street Development Associates. Under this termination agreement, 185 Franklin Street Development Associates agreed, in connection with the Company’s planned relocation of most of its offices to Jersey City, New Jersey, to the early termination of these leases in consideration of the Company’s payment of $462,859 to 185 Franklin Street Development Associates. Pursuant to this termination agreement, the Company agreed to surrender the premises by August 31, 2005, provided that the Company may extend the scheduled surrender date in one-month increments through November 30, 2005, subject to payment of monthly rent, pro rated to reflect the portion of the premises retained.

On February 13, 2006, Tribeca Lending Corporation entered into a lease with 18 Harrison Street Development Associates, a limited partnership, the general partner of which is controlled by Thomas J. Axon, for the entire fifth floor of office space at 18 Harrison Street in New York, New York, at an annual rental rate of $58,560 (or $4,880 per month).

On May 12, 2005, the Company entered into a purchase agreement with Mr. Axon. Under this purchase agreement, we sold to Mr. Axon certain interests in oil and gas-related assets remaining from before the merger of Miramar Resources, Inc. and Franklin Credit Management Corporation in 1994 for a purchase price of $30,800.

On April 28, 2005, pursuant to a recommendation of the compensation committee ofthe Company’s Board of Directors, the Company paid Mr. Axon $23,322 as compensation for Mr. Axon providing personal guarantees with regard to certain ofthe Company’s debt outstanding to the Company’s lender. The compensation amount was determined based on the amount of capital at risk, a reasonable reimbursement rate and the time value of money.

The Board of Directors unanimously recommends a vote FOR the election of each of the nominees listed above.

PROPOSAL 2

APPROVAL OF THE FRANKLIN CAPITAL MANAGEMENT 2006 STOCK INCENTIVE PLAN

The Company is submitting the Franklin Credit Management Corporation 2006 Stock Incentive Plan (the “Plan”) to its stockholders for approval at the Annual Meeting. The Plan is intended to enable the Company to continue to provide certain key persons, on whose initiative and efforts the successful conduct of the business of the Company depends, with incentives to enter into and remain in the service of the Company (or a Company subsidiary or joint venture), acquire a proprietary interest in the success of the Company, maximize their performance, and thereby enhance the long-term performance of the Company. The following discussion is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached hereto as Exhibit A.

General Description of the Plan

Awards. The Plan authorizes the grants of non-qualified stock options (“NQOs”), incentive stock options (“ISOs”), stock appreciation rights (“SARs”), shares of restricted stock, restricted stock units, shares of unrestricted stock, performance shares, and dividend equivalent rights (“DERs”, and collectively with NQOs, ISOs, SARs, restricted stock, restricted stock units and performance shares, “Awards”). Under the Plan, the Company may deliver authorized but unissued shares of its Common Stock, par value $.01 per share (“Stock”), treasury shares of Stock, or shares of Stock acquired by the Company for the purposes of the Plan.

Maximum Number of Shares. A maximum of 750,000 shares of Stock will be available for grants pursuant to Awards under the Plan. The following shares of Stock shall again become available for Awards under the Plan: any shares subject to an award under the Plan that remain unissued upon the cancellation or termination of the award for any reason; any shares of restricted stock that are forfeited, provided that any dividends paid on such shares are also forfeited; and any shares in respect of which a performance share award is settled for cash. The maximum number of shares of Stock with respect to which any individual may be granted Awards during any one calendar year is 225,000 shares.

Committee; Authority. The Compensation Committee of the Board of Directors, or such other committee or subcommittee of the Board of Directors as the Board of Directors appoints or is formed by abstention or recusal of one or more members of the Compensation Committee (the “Committee”), will administer the Plan. The Committee is to consist of at least two individuals. It is intended that each Committee member will be both an “outside director” (within the meaning of section 162 (m) of the Internal Revenue Code (the “Code”) and a “non-employee director” (as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934). However, Awards under the Plan will not be invalidated if the Committee includes members who are not outside directors and non-employee directors. If the Committee does not exist, or for any other reason determined by the Board of Directors, the Board of Directors may act for the Committee. The Committee or the Board of Directors may delegate to one or more officers of the Company the authority to designate the individuals (from among those eligible to receive Awards, other than such officer(s) themselves) who will receive Awards under the Plan, to the fullest extent permitted by the Delaware General Corporation Law (or any successor provision thereto), provided that the Committee shall itself grant awards to those individuals who could reasonably be considered to be subject to the insider trading provisions of section 16 of the 1934 Act or whose awards could reasonably be expected to be subject to the deduction limitations of section 162(m) of the Code. The Committee will determine the key persons who will receive Awards, the type of Awards granted, and the number of shares subject to each Award. The Committee also will determine the prices, expiration dates and other material features of Awards. No Award that involves the issuance of Common Stock may be granted under the Plan after May 23, 2016. The Committee has the authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it deems necessary or appropriate. All decisions and determinations of the Committee are final and binding on all parties. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

Eligibility. Officers, directors (including non-employee directors), and executive, managerial, professional or administrative employees of, and consultants to, the Company, its subsidiaries and its joint ventures, as the Committee in its sole discretion shall select, are eligible to receive Awards under the Plan. Approximately 216 individuals are eligible to participate in the Plan. However the granting of Awards is discretionary and it is not possible to determine how many individuals actually will receive Awards under the Plan.

Suspension, Discontinuance, Amendment. The Board of Directors may, at any time, suspend or discontinue the Plan or revise or amend it in any respect whatsoever. However, no amendment shall be effective without the approval of the stockholders of the Company if it would increase the number of shares of Stock available for issuance under the Plan, materially increase the benefits under the Plan or if the Board determines that stockholder approval is necessary and appropriate so that Awards under the Plan may comply with Sections 422 or 162(m) of the Code.

The Committee may, in its absolute discretion, without amending the Plan, amend any Award to (i) accelerate the date on which any option or SAR becomes exercisable or otherwise adjust any of the terms of such option or SAR, (ii) accelerate the date on which any Award vests, (iii) waive any condition imposed under the Plan with respect to any Award, or (iv) otherwise adjust any of the terms of any Award; provided, however, that no such amendment may lower the exercise price of an option. No amendment or modification to the Plan or any Award may reduce the grantee’s rights under any previously granted and outstanding Award without the consent of the grantee, except to the extent that the Board of Directors determines that such amendment is necessary or appropriate to prevent such Awards from being subject to the deduction limit of Section 162(m) of the Code or from being subject to tax under section 409A of the Code.

Summary of Awards Available Under the Plan

Non-Qualified Stock Options. The exercise price per share of each NQO granted under the Plan will be determined by the Committee on the grant date and will not be less than the fair market value of a share of Stock on the date of grant. Each NQO will be exercisable for a term, not to exceed ten years, established by the Committee on the grant date. The exercise price shall be paid in cash or, subject to the approval of the Committee, in shares of Stock valued at their fair market value on the date of exercise or by such other method as the Committee may from time to time prescribe.

The Plan contains provisions applicable to the exercise of NQOs subsequent to a “termination of employment” other than for “cause,” for “cause,” or due to “disability” (as each such term is defined in the Plan) or death. These provisions apply unless the Committee establishes alternative provisions with respect to an Award. In general, these provisions provide that NQOs that are not exercisable at the time of such termination shall expire upon the termination of employment and NQOs that are exercisable at the time of such termination shall remain exercisable until the earlier of the expiration of their original term and (i) in the event of a grantee’s termination other than for cause, the expiration of three months after such termination of employment, and (ii) in the event of a grantee’s disability or death, the first anniversary of such termination. In the event of a termination for cause, all NQOs held by the grantee, whether or not then exercisable, terminate immediately as of the commencement of business on the termination of employment date. In addition, if a grantee dies subsequent to a termination of employment but before the expiration of the exercise period, then the grantee’s NQOs shall remain exercisable until the first anniversary of the grantee’s date of death (or the expiration of the original exercise period, if earlier).

Incentive Stock Options. Generally, ISOs are options that may provide certain federal income tax benefits to a grantee not available with NQOs. A grantee must hold the shares acquired upon exercise of an ISO for at least two years after the grant date and at least one year after the exercise date. The exercise price per share of each ISO must be at least the fair market value of a share of Stock on the grant date. An ISO will be exercisable for a maximum term, not to exceed ten years, established by the Committee on the grant date. The exercise price of an ISO will be paid in cash or, subject to the approval of the Committee, in shares of Stock valued at their fair market value on the date of exercise or by such other method as the Committee may from time to time prescribe. The aggregate fair market value of shares of Stock (determined on the ISO grant date) with respect to which ISOs are exercisable for the first time by a grantee during any calendar year under the Plan or any other plan of the Company or its subsidiaries may not exceed $100,000. An ISO granted to any individual who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company is subject to the following additional limitations: the exercise price per share of the ISO must be at least 110% of the fair market value of a share of Stock at the time any such ISO is granted, and the ISO cannot be exercisable more than five years from the grant date.

In the event of a grantee’s termination of employment, ISOs generally are exercisable to the same extent as described above with respect to NQOs. However, the definition of the term “disability” in respect of ISOs may differ. In addition, an option cannot be treated as an ISO if it is exercised more than three months following the grantee’s termination of employment for any reason other than death or disability or more than one year after the grantee’s termination of employment for disability, unless the grantee died during the three-month or one-year periods. ISOs are not transferable other than by will or by the laws of descent and distribution.

Reload Options. The Committee may include in any agreement evidencing an option (the “original option”) a provision that a “reload option” will be granted to any grantee who delivers shares of Stock in partial or full payment of the exercise price of the original option. The reload option will relate to that number of shares of Stock equal to the number of shares of Stock delivered, and will have an exercise price per share equal to the fair market value of a share of Stock on the exercise date of the original option.

Stock Appreciation Rights. The Committee may grant SARs pursuant to the Plan. The exercise price of each SAR shall be such price as the Committee shall determine on the grant date but not less than the fair market value of a share of stock on the grant date. Each SAR shall be exercisable for a term, not to exceed ten years, established by the Committee on the grant date. The exercise of an SAR with respect to a number of shares entitles the grantee to receive for each such share an amount equal to the excess of (i) the fair market value of a share of Stock on the date of exercise over (ii) the exercise price of the SAR. The Committee, in its sole discretion, shall determine whether payment upon exercise of a stock appreciation right will be in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the stock appreciation right). SARs may be granted as stand-alone awards or in connection with any NQO or ISO with respect to a number of shares of Stock less than or equal to the number of shares subject to the related option. The exercise of a SAR that relates to a particular NQO or ISO causes the cancellation of its related option with respect to the number of shares exercised. The exercise of an option to which a SAR relates causes the cancellation of the SAR with respect to the number of shares exercised. In the event of a grantee’s termination of employment, SARs granted to the grantee generally are exercisable to the same extent as described above with respect to NQOs.

Restricted Stock. The Committee may grant restricted shares of Stock pursuant to the Plan. Prior to the vesting of the shares, the shares are not transferable by the grantee and are forfeitable. Vesting of the shares may be based on continued employment with the Company and/or upon the achievement of specific performance goals. The Committee may at the time that shares of restricted stock are granted impose additional conditions to the vesting of the shares. Unvested shares of restricted stock are automatically and immediately forfeited upon a grantee’s termination of employment for any reason.

Restricted Stock Units. The Committee may grant restricted stock units pursuant to the Plan. Vesting of the restricted stock units may be based on continued employment with the Company and/or upon the achievement of specific performance goals. The Committee may at the time that shares of restricted stock units are granted impose additional conditions to the vesting of the restricted stock units. Unvested restricted stock units are automatically and immediately forfeited upon a grantee’s termination of employment for any reason. If vesting of a restricted stock unit award is based on continued employment, the award will not be vested at all until at least one year after the grant date and will not vest in full until at least three years after the grant date.

Unrestricted Stock. Shares of Stock may be granted by the Committee and may be payable at such times and subject to such conditions as the Committee determines; provided that any such awards to officers or directors shall involve a number of shares determined by the Committee as being reasonable and shall be identified as being granted in lieu of salary or cash bonus.

Performance Shares. The Committee may grant performance share awards to such key persons, in such amounts, and subject to such terms and conditions, as the Committee shall determine in its discretion. The grantee of such an award will be entitled to receive shares or the cash value thereof if performance goals specified by the Committee are met. The shares or cash value will be paid to the grantee as soon as practicable following the satisfaction of the performance goals and no event later than 2-1/2 months after the satisfaction of the performance goals.

Dividend Equivalent Rights. The Committee may, in its discretion, grant with respect to any option, SAR or performance share award, a DER entitling a grantee to receive amounts equal to the ordinary dividends that would have been paid on the shares of Stock covered by such Award as if such shares were then outstanding. DERs may be payable in cash, in shares of Stock or in any other form.

Transferability

No Award is transferable other than by will or the laws of descent and distribution except to the extent an agreement with respect to an NQO or SAR Award permits certain transfers to a grantee’s family members or trusts.

Certain Corporate Changes

The Plan provides for an adjustment in the number of shares of Stock available to be delivered under the Plan, the number of shares subject to Awards, and the exercise prices of certain Awards in the event of a change in the capitalization of the Company, a stock dividend or split, a merger or combination of shares and certain other similar events. The Plan also provides for the adjustment or termination of Awards upon the occurrence of certain corporate events.

Tax Withholding

The Plan provides that a grantee may be required to meet certain tax withholding requirements by remitting to the Company cash or through the withholding of shares otherwise payable to the grantee. In addition, the grantee may meet such withholding requirements, subject to certain conditions, by remitting previously acquired shares of Stock.

New Plan Benefits

Since no Awards have been made under the Plan and since Awards under the Plan are wholly discretionary, amounts payable under the Plan are not determinable at this time. For information regarding certain awards made in respect of fiscal 2005 under the Franklin Credit Management Corporation 1996 Stock Incentive Plan, see “Executive Compensation - Summary Compensation Table” and the Compensation Committee Report.

Summary of Federal Tax Consequences

The following is a brief description of the federal income tax treatment that will generally apply to Awards under the Plan based on current federal income tax rules.

Non-Qualified Options. The grant of an NQO will not result in taxable income to the grantee. Except as described below, the grantee will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Stock acquired over the exercise price for those shares and the Company will be entitled to a corresponding deduction. Gains or losses realized by the grantee upon disposition of such shares will be treated as capital gains and losses, with the basis in such Stock equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the grantee. The exercise of an incentive stock option will not result in taxable income to the grantee provided that the grantee was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the grantee is disabled, as that term is defined in the Code). The excess of the fair market value of the Stock at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the grantee’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised.

If the grantee does not sell or otherwise dispose of the Stock within two years from the date of the grant of the incentive stock option or within one year after the transfer of such Stock to the grantee, then, upon disposition of such Stock, any amount realized in excess of the exercise price will be taxed to the grantee as capital gain and the Company will not be entitled to a corresponding deduction. A capital loss will be recognized to the extent that the amount realized is less than the exercise price. If the foregoing holding period requirements are not met, the grantee will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the Stock on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price and the Company will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the grantee will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares. The Company will be entitled to a deduction to the extent that the grantee recognizes ordinary income because of a disqualifying disposition.

Stock Appreciation Rights. The grant of a SAR will not result in taxable income to the grantee. Upon exercise of a SAR, the fair market value of Stock received will be taxable to the grantee as ordinary income and the Company will be entitled to a corresponding deduction. Gains and losses realized by the grantee upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Restricted Stock. A grantee who has been granted a restricted stock award will not realize taxable income at the time of grant and the Company will not be entitled to a corresponding deduction, assuming that the restrictions constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the vesting of shares of restricted stock, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the grantee upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the grantee and the Company will be entitled to a corresponding deduction. A grantee may elect pursuant to section 83(b) of the Code to have income recognized at the date of grant of a restricted stock award and to have the applicable capital gain holding period commence as of that date and the Company will be entitled to a corresponding deduction.

Restricted Stock Units. A grantee who has been granted a restricted stock unit award will not realize taxable income at the time of grant and the Company will not be entitled to a corresponding deduction. Upon the vesting of the restricted stock unit, the holder will realize ordinary income in an amount equal to the then fair market value of the shares received, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the grantee upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting, when granted to the grantee.

Unrestricted Stock. A grantee who receives shares of unrestricted stock will recognize taxable income at the time of grant in an amount equal to the then fair market value of those shares and the Company will be entitled to a corresponding deduction. Gains or losses realized by the grantee upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of grant.

Performance Shares. A grantee who has been granted a performance share award will not realize taxable income at the time of grant and the Company will not be entitled to a corresponding deduction. The grantee will have compensation income at the time of distribution equal to the amount of cash received and the then fair market value of the distributed shares and the Company will then be entitled to a corresponding deduction. If the shares received under a performance share award are not transferable and are subject to forfeiture, the shares will be considered restricted stock for tax purposes and the grantee will not realize ordinary income until the restrictions lapse (unless the grantee makes an election under section 83(b)).

Dividend Equivalent Rights. The grant of dividend equivalent rights will not result in income to the recipient or in a tax deduction for the Company. When any amount is paid or distributed to a recipient in respect of a dividend equivalent right, the recipient will recognize ordinary income equal to the fair market value of any property distributed and/or the amount of any cash distributed, and the Company will be entitled to a corresponding deduction.

Withholding of Taxes. The Company may withhold amounts from grantees to satisfy withholding tax requirements. Subject to guidelines established by the Committee, grantees may have Stock withheld from Awards or may tender Stock to the Company to satisfy tax withholding requirements.

$1 Million Limit. Section 162(m) of the Code disallows a federal income tax deduction for certain compensation in excess of $1 million per year paid to each of the Company’s chief executive officer and its four other most highly compensated executive officers. Compensation that qualifies as “performance-based compensation” under section 162(m) is not subject to the $1 million limit. If the Company’s stockholders approve the Plan, grants of NQOs, ISOs, and SARs generally would be eligible for this exception to the $1 million limit. In addition, the Plan permits the Committee to defer payment of other Awards until the recipient’s termination of employment, at which time the $1 million limit will not apply to the payment.

Section 409A. Section 409A of the Code, which was enacted in October 2004, imposes significant new restrictions on deferred compensation and may impact on Awards under the Plan. If the Section 409A restrictions are not followed, a grantee could be subject to accelerated liability for tax on the non-complying award, as well as a 20% penalty tax. The Plan is intended to comply with the requirements of Section 409A. The Company anticipates that it will amend the Plan and/or any Award to the extent that future additional administrative guidance indicates that the amendment is necessary to ensure that grantees are not subject to the Section 409A tax penalties.

Tax Advice. The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the Plan. A grantee may also be subject to state and local taxes in connection with the grant of Awards under the Plan.

Principal Reasons to Adopt the Plan

The Board of Directors views the issuance of stock options and other equity-based awards to key individuals as necessary in order to attract and retain the services of the individuals essential to the Company’s long term success. The purpose of the Plan is to encourage and enable the key individuals associated with the Company, upon whose judgment, initiative and efforts the Company will largely depend for the successful conduct of its business, to acquire or increase their proprietary interest in the success of the Company. It is anticipated that providing such persons with a direct stake in the Company will assure a close identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf.

Voting on the Proposal

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and voting thereon is required for the approval of the adoption of the Plan.

The Board of Directors unanimously recommends a vote FOR approval of the 2006 Stock Incentive Plan.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm of Deloitte & Touche LLP (“D&T”) as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2006, and recommends that stockholders vote for ratification of this appointment. D&T has audited the Company’s financial statements since January 1997. A representative of D&T is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Audit Fees

D&T has billed the Company the following fees for professional services rendered in respect of the years ended December 31, 2005 and 2004:

	2005	2004
Audit Fees	$570,000	$400,000
Audit-Related Fees	$25,000	$14,000
Tax Fees	$175,000	$143,600
All Other Fees	-	-

Audit Fees consist of fees for the audit and review of the Company’s financial statements, statutory audits, comfort letters, consents, and assistance with and review of documents filed with the SEC. Audit-related fees consist of fees for employee benefit plan audits, accounting advice regarding specific transactions, internal control reviews, and various attestation engagements. Tax fees generally represent fees for tax compliance and advisory services. 100% of audit-related fees and tax fees were approved by the Audit Committee.

Policy on Pre-Approval of Retention of Independent Auditor

The engagement of D&T for non-audit accounting and tax services performed for the Company is limited to those instances in which such services are considered integral to the audit services that it provides or in which there is another compelling rationale for utilizing its services. Pursuant to the requirements of the Sarbanes-Oxley Act of 2002, all audit and permitted non-audited services to be performed by D&T require pre-approval by the Audit Committee. Such pre-approval may be given by the chairman of the Audit Committee under certain circumstances, with notice to the full Committee at its next meeting.

Vote Required for Ratification of Deloitte &Touche

Ratification of the appointment of D&T requires the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting and entitled to vote thereon. If the Stockholders fail to ratify the selection, the Audit Committee will reconsider its selection of D&T. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year, if it determines that such change would be in the best interests of the Company and its Stockholders.

The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors is not aware of any other matter that is to be presented to Stockholders for formal action at the Annual Meeting. If, however, any other matter or matters are properly brought before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS

Any Stockholder proposal intended to be presented at the next annual meeting of Stockholders must be received by the Company at its principal executive offices, Six Harrison Street, New York, New York 10013, no later than December 26, 2006 in order to be eligible for inclusion in the Company’s proxy statement and form of proxy to be used in connection with that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”). Such proposals must comply with the Company’s By-laws and the requirements of Regulation 14A of the Exchange Act.

In addition, the Company's By-laws require Stockholders desiring to bring nominations or other business before an annual meeting of Stockholders to do so in accordance with the terms of the By-laws’ advance notice provision regardless of whether the Stockholder seeks to include such matters in the Company’s Proxy Statement pursuant to Rule 14a-8 under the Exchange Act. The Company's By-laws provide that a notice of the intent of a Stockholder to make a nomination or to bring any other matter before an annual meeting must be made in writing and received by the secretary of the Corporation no earlier than the 119th day and not later than the close of business on the 45th day prior to the first anniversary of the date of mailing of the Corporation’s proxy statement for the prior year’s annual meeting. However, if the date of the annual meeting has changed by more than 30 days from the date it was held in the prior year or if the Corporation did not hold an annual meeting in the prior year, then such notice must be received a reasonable time before the Corporation mails its proxy statement for the annual meeting.

OTHER INFORMATION

Although it has entered into no formal agreements to do so, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy-soliciting materials to their principals. The cost of soliciting proxies on behalf of the Board of Directors will be borne by the Company. Such proxies will be solicited principally through the mail but, if deemed desirable, may also be solicited personally or by telephone, telegraph, facsimile transmission or special letter by Directors, Officers and regular employees of the Company without additional compensation.

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE ANNUAL MEETING WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING. THE BOARD URGES YOU TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID REPLY ENVELOPE. YOUR COOPERATION AS A STOCKHOLDER, REGARDLESS OF THE NUMBER OF SHARES OF STOCK YOU OWN, WILL REDUCE THE EXPENSES INCIDENT TO A FOLLOW-UP SOLICITATION OF PROXIES.

IF YOU HAVE ANY QUESTIONS ABOUT VOTING YOUR SHARES, PLEASE TELEPHONE THE COMPANY AT (201) 604-1800

Sincerely yours,

/s/ Thomas J. Axon

THOMAS J. AXON
Chairman

Jersey City, New Jersey
May 1, 2006

FRANKLIN CREDIT MANAGEMENT CORPORATION

Annual Meeting of Stockholders

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas J. Axon, Paul D. Colasono and Joseph Caiazzo, or if only one is present, then that individual, with full power of substitution, to vote all shares of Franklin Credit Management Corporation (the “Company”), which the undersigned is entitled to vote at the Company’s Annual Meeting to be held at the corporate offices of the Company, on Thursday, May 24, 2006, at 10:00 a.m., New York time, and at any adjournment or postponement thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as follows:

1.	ELECTION OF DIRECTORS. To elect the nominees for Class 1 Director below for a term of three years:

☐ FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY from all nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.)

Robert M. Chiste
Alexander Gordon Jardin
William F. Sullivan

2.	APPROVAL OF THE COMPANY’S 2006 STOCK INCENTIVE PLAN: To approve the Company’s 2006 Stock Incentive Plan:

FOR ☐  AGAINST ☐  ABSTAIN ☐

3. RATIFICATION OF APPOINTMENT OF AUDITORS: To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006:

FOR ☐  AGAINST ☐  ABSTAIN ☐

and in their discretion, upon any other matters that may properly come before the meeting or any adjournments or postponements thereof.

(Continued and to be dated and signed on the other side.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

1

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

Receipt of the Notice of Annual Meeting and of the Proxy Statement and Annual Report of the Company accompanying the same is hereby acknowledged.

Dated: _____________________________, 2006 ________________________________________________
(Signature of Stockholder)

________________________________________________
(Signature of Stockholder)

Your signature should appear the same as your name appears herein. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When the proxy is given by a corporation, it should be signed by an authorized Officer.

2